FOR IMMEDIATE RELEASE

Contact:

Jeffrey V. Pirone	Donald C. Weinberger
Antex Biologics Inc.	WOLFE AXELROD WEINBERGER ASSOC. LLC
(301) 590-0129	(212) 370-4500; (212) 370-4505 fax
www.antexbiologics.com	don@wolfeaxelrod.com

ANTEX ANNOUNCES WITHDRAWAL OF PROPOSED PUBLIC FOLLOW-ON OFFERING

GAITHERSBURG, MD, February 27, 2003 — Antex Biologics Inc. (AMEX: ANX) today announced that it has filed with the Securities and Exchange Commission an application for withdrawal of its registration statement for a proposed public offering of common stock and warrants. Roan/Meyers & Associates LLP, the proposed managing underwriter for the offering, notified the Company that it could not complete the offering within the timeframe that the Company had anticipated.

The Company’s existing cash position is insufficient to support its operations. Accordingly, the Company is continuing to examine a range of possible funding sources, including additional strategic alliances, additional equity or debt private placements, the sale and leaseback of existing assets, and the possibility of entering into one or more business transactions that could involve the merger or sale of the Company and/or the sale of some or all of its assets. If the Company is unsuccessful in these efforts, the Company will be required to curtail its ongoing operations or cease operations completely.

     Statements contained herein that relate to future events or results are forward-looking statements. Without limiting the foregoing, the words “may,” “will,” “should,” “intends,” “estimates,” “predicts,” “potential,” “continue,” “believes,” “anticipates,” “plans,” “expects,” the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements are only predictions. A number of factors could cause actual results to differ materially from those indicated by forward-looking statements. In evaluating forward-looking statements, you should consider: (i) the Company’s ability to fund its future operations; (ii) the Company’s ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (iii) the Company’s ability to obtain required governmental approvals; (iv) the Company’s ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; and (v) the Company’s ability to develop and commercialize its products before its competitors.

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